UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

GENCO SHIPPING & TRADING LIMITED

(Name of Registrant as Specified in its Charter)

DIANA SHIPPING INC.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on the table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Corporate Contact:
Margarita Veniou
Chief Corporate Development, Governance &
Communications Officer and Board Secretary
Telephone: + 30-210-9470-100
Email: mveniou@dianashippinginc.com
Website: www.dianashippinginc.com
X: @Dianaship

Investor Relations Contact:
Nicolas Bornozis / Daniela Guerrero
Capital Link, Inc.
230 Park Avenue, Suite 1540
New York, N.Y. 10169
Tel.: (212) 661-7566
Email: diana@capitallink.com

Media Contact:
Mark Semer / Grace Cartwright
Gasthalter & Co.
Tel: (212) 257-4170
DianaShipping@gasthalter.com

DIANA SHIPPING INC. CALLS ON GENCO SHIPPING & TRADING TO STOP DELAYING 2026 ANNUAL MEETING

Preliminary Proxy Statement Filed Today Conspicuously Omits Annual Meeting Date; Does Not Set Record Date After Reserving Three Separate Dates

Board is Entrenching Itself by Manipulating Annual Meeting Process to Avoid Giving Shareholders a Voice in Their Company’s Future

Genco Continues Campaign of Misinformation Regarding Diana to Distract from the Fully Financed, All-Cash Offer Delivering Certain, Premium Value at Cyclically High Asset Values Available Now

Athens, Greece – April 24, 2026 – Diana Shipping Inc. (NYSE: DSX) (“Diana” or “the Company”), a global shipping company specializing in the ownership and bareboat charter-in of dry bulk vessels that owns approximately 14.8% of the outstanding shares of common stock of Genco Shipping & Trading Limited (NYSE: GNK) (“Genco”), today called on the Genco Board of Directors (the “Genco Board”) to immediately announce the date of its 2026 Annual Meeting at which shareholders will have the opportunity to vote on important matters related to the future of their company.

Today, Genco filed its preliminary proxy statement — yet still has not announced an Annual Meeting date or set a record date. In fact, Genco has reserved, and communicated to brokers, three separate potential record dates for the Annual Meeting – April 4, April 28 and May 18, 2026 – but has not set one. In addition to confusing brokers and potential voters, reserving multiple record dates without setting one, is an attempt by the Genco Board to manipulate the proxy machinery. Diana intends to respond to the numerous inaccurate and misleading statements contained in Genco's preliminary proxy statement in due course.

By not setting an Annual Meeting date, the Genco Board is entrenching itself at a time when it is important for shareholders to have a voice in the future of their company, including the opportunity to vote on Diana’s highly qualified nominees for election to the Genco Board of Directors.

In addition, Genco’s proxy statement intentionally does not disclose the amount of shareholder money it has spent on denying shareholders the opportunity to realize the value of Diana’s proposal to acquire Genco.

Semiramis Paliou, Diana’s Chief Executive Officer, commented:

"Filing a proxy statement without announcing a meeting date or a record date is not a clerical error, it is a strategy. The Genco Board is systematically manipulating every tool available to further entrench itself by delaying the moment when shareholders get to have their say in Genco’s future. Each day without a meeting date is another day that Genco shareholders are denied the opportunity to elect directors who will ensure every strategic alternative to deliver shareholder value is fully and fairly considered.

“This Board has refused to take a single meeting or call in the five months since we offered to acquire Genco and deliver attractive value to shareholders. It has unilaterally adopted a poison pill (and later lowered the trigger to 10%), adopted a so-called retention plan without disclosing to shareholders the full potential cost of the plan. It has engaged in an extensive misinformation campaign to distract shareholders. Now it is manipulating its annual meeting calendar because it knows what the outcome could be. Shareholders deserve a board that does not play games, and we intend to make sure they get the chance to have a voice in the future of their company."

Diana calls on the Genco Board to immediately announce the date of the 2026 Annual Meeting of Shareholders and the associated record date. It is time to stop using procedural tactics to disenfranchise the very shareholders the Board claims to serve.

About Diana Shipping Inc.

Diana Shipping Inc. (NYSE: DSX) is a global provider of shipping transportation services through its ownership and bareboat charter-in of dry bulk vessels. The Company’s vessels are employed primarily on short to medium-term time charters and transport a range of dry bulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this press release and other statements made by the Company may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements regarding the intent, beliefs, expectations, objectives, goals, future events, performance or strategies and other statements of the Company and its management team, which are other than statements of historical facts.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. These forward-looking statements relate to, among other things, the Company’s proposal to acquire Genco and the anticipated benefits of such a transaction, and the Company’s ability to finance such transaction. Forward looking statements can be identified by words such as “believe,” “will,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending” and similar expressions identify forward-looking statements.

The forward-looking statements in this press release and in other statements made by the Company are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, Company management’s examination of historical operating trends, data contained in the Company’s records, Genco’s public filings and disclosures and data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies that are difficult or impossible to predict and are beyond the Company’s control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

The forward-looking statements in this press release are based on current expectations, assumptions, and estimates, and are subject to numerous risks and uncertainties. These include, without limitation, risks relating to: (i) the possibility that the proposed transaction may not proceed; (ii) the ability to obtain regulatory or shareholder approvals, if required; (iii) the risk that Genco’s Board of Directors or management may continue to oppose the proposal or not respond to further attempted engagement by Diana; (iv) failure to realize anticipated benefits of the transaction; (v) changes in the financial or operating performance of the Company or Genco; and (vi) general economic, market, and industry conditions. These and other risks are described in documents filed by the Company with, or furnished by the Company to, the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and its other subsequent documents filed with, or furnished to, the SEC. The Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Important Additional Information and Where to Find It

The Company and the other Participants (as defined below) have filed a preliminary proxy statement and accompanying GOLD universal proxy card with the SEC to be used to solicit proxies for, among other matters, the election of Diana’s director nominees to the board of directors of Genco at Genco’s 2026 Annual Meeting, the passage of Diana’s proposal to repeal, at Genco’s 2026 Annual Meeting, by-laws of

Genco not publicly disclosed by Genco on or prior to August 28, 2025 and a proposal that the board of directors of Genco conduct a process to explore strategic alternatives (such preliminary proxy statement and the accompanying universal GOLD proxy card are available here).

Promptly after the filing of a definitive proxy statement with the SEC, Diana expects to mail or otherwise send the Participants’ definitive proxy statement and accompanying universal GOLD proxy card to each Genco shareholder entitled to vote at the 2026 Annual Meeting.  Shareholders of Genco are strongly advised to read the Participants’ proxy statement and other proxy materials, including the accompanying GOLD proxy card, as they become available because they will contain important information.  The Participants’ proxy statement and other proxy materials, when filed, will be available at no charge on the SEC’s website at www.sec.gov.

Certain Information Regarding Participants in the Solicitation

The participants in the proxy solicitation (the “Participants”) are the Company; Semiramis Paliou, Director and Chief Executive Officer of the Company; Simeon Palios, Director and Chairman of the Company; Ioannis G. Zafirakis, Director and President of the Company; Maria Dede, Co-Chief Financial Officer and Treasurer of the Company; Margarita Veniou, Chief Corporate Development, Governance & Communications Officer and Secretary of the Company; Evangelos Sfakiotakis, Chief Technical Investment Officer of the Company; Maria-Christina Tsemani, Chief People and Culture Officer of the Company; Anastasios Margaronis, Director of the Company; Kyriacos Riris, Director of the Company; Apostolos Kontoyannis, Director of the Company; Eleftherios Papatrifon, Director of the Company; Simon Frank Peter Morecroft, Director of the Company; and Jane Sih Ho Chao, Director of the Company along with Diana’s nominees, Jens Ismar, Gustave Brun-Lie, Quentin Soanes, Paul Cornell, Chao Sih Hing Francois, and Vicky Poziopoulou.

As of the date hereof, the Company is the beneficial owner of 6,413,151, representing approximately 14.8% of the outstanding shares of common stock of Genco. As of the date hereof, none of Semiramis Paliou, Simeon Palios, Ioannis G. Zafirakis, Maria Dede, Margarita Veniou, Evangelos Sfakiotakis, Maria-Christina Tsemani, Anastasios Margaronis, Kyriacos Riris, Apostolos Kontoyannis, Eleftherios Papatrifon, Simon Frank Peter Morecroft, Jane Sih Ho Chao, Jens Ismar, Gustave Brun-Lie, Quentin Soanes, Paul Cornell, Chao Sih Hing Francois, Vicky Poziopoulou beneficially owns any Genco common stock. On March 6, 2026, the Company submitted a revised proposal to acquire all of the outstanding shares of Genco common stock it did not own for $23.50 per share in cash.